UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008 (July 14, 2008)

Jetronic Industries, Inc.

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(Exact name of registrant as specified in its charter)

Pennsylvania	001-04124	23-1364981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954- 480-9257

4200 Mitchell Street, Philadelphia, Pennsylvania 19128

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 14, 2008, the Board of Directors of Jetronic Industries, Inc., a Pennsylvania corporation (the "Company") declared a one (1) for twenty (20) reverse stock split so that every twenty (20) shares of common stock, $.10 par value (“Common Stock”), outstanding prior to such date (“Old Stock”) shall be converted into one (1) share of fully-paid and non-assessable Common Stock (“New Stock”). The Board of Directors designated the close of business on July 28, 2008 as the record date for the reverse stock split.

No fractional shares shall be issued as a result of the reverse stock split.  Fractional shares shall be rounded up to the nearest whole share.  From and after the date the reverse stock split becomes effective, certificates representing shares of Old Stock shall be deemed to represent shares of New Stock as adjusted. Shareholders shall not be required to deliver the certificates representing their shares of the Old Stock for certificates representing such shareholder's shares of New Stock to which an individual shareholder would be entitled.

An adjustment of the capital accounts shall be made in connection with the reverse stock split and, the Company’s authorized capital stock shall be One Hundred Million (100,000,000) shares of common stock, $.10 par value.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETRONIC INDUSTRIES, INC.

By: /s/  Patrick O’Keefe_

Patrick O’Keefe,

President

Dated July 15, 2008